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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                --------------



                                  FORM 8-K/A
                              (AMENDMENT NO. 1)

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 28, 2000

                       United Therapeutics Corporation
        -------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

          Delaware                 0-26301               52-1984749
       ---------------             -------               ----------
       (State or Other           (Commission          (I.R.S. Employer
       Jurisdiction of          File Number)       Identification Number)
       Incorporation)

                  1110 Spring Street
                  Silver Spring, MD                                20910
       ----------------------------------------               ---------------
       (Address of Principal Executive Offices)                  (Zip Code)


             Registrant's telephone number, including area code:

                                (301) 608-9292
                         ---------------------------



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ITEM 2.  ACQUISITION OF ASSETS.

         On December 28, 2000, United Therapeutics Corporation (the "Company") announced the acquisition by UTSC Sub Acquisition, Inc., a Delaware corporation ("UTSC Sub") of all the assets and certain liabilities of Medicomp, Inc., a Florida corporation ("Medicomp"), and Telemedical Procedures, LLC, a Florida limited liability company ("Telemedical" and, together with Medicomp, the "Medicomp Companies") pursuant to the terms of an Asset Purchase Agreement dated as of December 28, 2000. UTSC Sub is a wholly owned subsidiary of Unither Telemedicine Services Corporation, a Delaware corporation ("UTSC"), which is a wholly owned subsidiary of the Company. The acquisition closed on December 29, 2000.

         The Company paid $8 million cash and issued approximately 260,000 shares of its common stock in exchange for the assets of the Medicomp Companies. The stock component of the consideration is subject to adjustment. Approximately 130,000 of the shares issued to Medicomp are subject to escrow arrangements pursuant to the terms of an Escrow Agreement dated as of December 28, 2000 among the Company, UTSC Sub, Medicomp, Mahon, Patusky, Rothblatt and Fisher, Chartered, as escrow agent, and Chicago Title, as successor escrow agent.

         Medicomp may receive additional shares from the Company on the third anniversary of the closing if the average closing price of the Company's common stock over the 30 calendar days prior to the anniversary is less than $70.00 per share, in order to achieve the equivalence of shares issued to Medicomp at the closing valued at $70.00 per share (subject to a maximum of 600,000 shares).

         The Medicomp Companies (now UTSC Sub) are related cardiac monitoring companies based in Florida specializing in providing cardiac Holter and event monitoring analysis services remotely via proprietary peer-to-peer networks using telephone dial-up and Internet connections. These services are designed to address the needs of patients suspected of suffering from cardiac arrhythmias and other abnormalities such as ischemic events. The companies also design and manufacture the unique devices required to provide the services. UTSC will continue this business under the Medicomp name. Ricardo Balda, President of the Medicomp Companies, has become co-CEO of UTSC, is serving as CEO of Medicomp, and will join the Board of Directors of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired

         Financial statements required by this Item 7 are not included in this amendment to current report on Form 8-K. Such financial statements will be filed by additional amendment within the 60 days permitted under this Item 7.

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         (b)  Pro Forma Financial Information

         Pro forma financial information required by this Item 7 are not included in this amendment to current report on Form 8-K. Such pro forma financial information will be filed by additional amendment within the 60 days permitted under this Item 7.

         (c)  Exhibits

         2.1 Asset Purchase Agreement dated as of December 28, 2000 among UTSC Sub, the Company, Medicomp and Telemedical.*

         2.2. Registration Rights Agreement dated as of December 28, 2000 between the Company and Medicomp.

         2.3 Escrow Agreement dated as of December 28, 2000 among the Company, UTSC Sub, Medicomp, Mahon, Patusky, Rothblatt & Fisher, Chartered, as escrow agent, and Chicago Title, as successor escrow agent.


         * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.

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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               United Therapeutics Corporation
                                               (Registrant)



Date:  January 31, 2001                By:       /s/ Fred T. Hadeed
                                               -------------------------------
                                       Name:   Fred T. Hadeed
                                       Title:  Chief Financial Officer



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                                Exhibit Index

         Exhibit No.           Description of Exhibit
         -----------           ----------------------
           2.1                 Asset Purchase Agreement dated as of December
                               28, 2000 among UTSC Sub, the Company, Medicomp
                               and Telemedical.

           2.2.                Registration Rights Agreement dated as of
                               December 28, 2000 between the Company and
                               Medicomp.

           2.3 Escrow Agreement dated as of December 28, 2000 among the Company, UTSC Sub, Medicomp, Mahon,
                               Patusky, Rothblatt & Fisher, Chartered, as escrow agent, and Chicago Title, as successor escrow agent.